                            JOINT VENTURE AGREEMENT
                                       OF
                         REDMAN-SMACKOVER JOINT VENTURE

     THIS JOINT VENTURE AND OPERATING AGREEMENT is made and entered into this 28th day of November, 1994, by and between REDMAN ENERGY CORPORATION, DDD ENERGY, INC., a wholly owned subsidiary of Seitel, Inc., and WESTERN GAS RESOURCES, INC., each individually called "Venturer" and collectively called "Venturers".

     NOW THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                               THE JOINT VENTURE
                               -----------------

     1.1  Formation.  The Venturers hereby form a joint venture pursuant to the
          ---------
laws of the State of Texas, subject to the terms and provisions of this Agreement.

     1.2  Name.  The name of the joint venture shall be REDMAN-SMACKOVER JOINT
          ----
VENTURE, herein designated the "Joint Venture". All business activities of the Joint Venture shall be conducted under that name.

     1.3  Principal Place of Business.  The location of the principal place of
          ---------------------------
business of the Joint Venture shall be at 12200 North Pecos Street, Denver, Colorado 80234, or at such other location as may be selected from time to time by the Venturers.

     1.4  Purpose and Character of Business.  The purposes of this  Joint
          ---------------------------------
Venture are (i) to evaluate and submit single joint preliminary and final bids to purchase a non-operating interest in the Eustace Gas Plant and associated gas gathering system ("Plant") owned by Union Oil Company of California ("Unocal") and the ownership interests of Unocal in all leases and reserves (operated and non-operated) in wells and properties ("Wells") in Henderson, Van Zandt, Rains, and Wood counties, Texas (hereinafter collectively "Assets", which are also known as the Unocal East Texas Smackover Package); (ii) if successful in acquiring the Assets, to own and operate the Assets; and (iii) to do any and all acts incidental or beneficial to such purposes, including the delivery of gas available from sources other than the Wells to the Plant. The Joint Venture shall engage in no business other than that related to and incidental to the above purposes and activities, unless mutually agreed to by the Venturers.

     1.5  Term.  The Joint Venture shall be effective as of the date hereof, and
          ----
shall continue through and until December 31, 2014, unless terminated earlier as expressly hereinafter provided; and further provided, should the Joint Venture not be successful in acquiring the Assets, then on the date that Unocal sells the Assets


                                                                   EXHIBIT 10.42
 to another purchaser, this Joint Venture shall be deemed terminated.

                                   ARTICLE II
                             JOINT VENTURE CAPITAL
                             ---------------------

     2.1  Capital Accounts.  The Managing Venturer shall maintain for each
          ----------------
Venturer a capital account in accordance with the provisions of this Agreement.

     2.2  Capital Contributions.  The initial capital contributions of the
          ---------------------
Venturers shall be as follows:

     Western Gas Resources, Inc.    $100.00
     DDD Energy, Inc.               $ 80.00
     Redman Energy Corporation      $ 20.00


     The cash and the agreed to value of any property contributed by the Venturers to the Joint Venture was and shall be credited to each Venturer's capital account.

     2.3  Additional Capital Contributions.  Each Venturer shall make additional
          --------------------------------
capital contributions in the proportion to its Ownership Interest, as is required for the development and operation of the Joint Venture, as determined by unanimous agreement of the Venturers, subject to the provisions for disproportionate contributions under Article V, below.

                                  ARTICLE III
                               PROFITS AND LOSSES
                               ------------------

     3.1  Profits and Losses.  The profits earned and the losses sustained by
          ------------------
the Joint Venture during each calendar year shall be apportioned to, credited to, charged to, and borne by the Venturers in proportion to their respective Ownership Interests, as set forth in Section 3.2, except for special allocations in accordance with other terms of this Agreement.

     3.2  Venturer's Ownership Interests.  The initial Ownership Interest of
          ------------------------------
each Venturer shall be as follows:

     REDMAN ENERGY CORPORATION      10%

     DDD ENERGY, INC.               40%

     WESTERN GAS RESOURCES, INC.    50%


     3.3  Distribution of Available Cash.  Available cash of the Joint Venture
          ------------------------------
(after paying or providing for the payment of all costs and expenses of the Joint Venture then due) shall be distributed to the Venturers monthly in proportion to their respective Ownership Interests; provided, however, that the Joint Venture may agree to establish and maintain the Working Capital Account as provided below.

                                   ARTICLE IV
                          MANAGEMENT AND RESTRICTIONS
                          ---------------------------

     4.1  Management.  Each Venturer shall have the right to participate in the
          ----------
management of the Joint Venture in accordance with the provisions hereof and voting procedures set forth below.

     4.2  Voting Procedure.  On all matters requiring a vote of the Venturers in
          ----------------
accordance with the provisions of this Agreement, the Managing Venturer shall, at its discretion, conduct the voting either at a meeting of the Venturers, by written polling of the Venturers members or by submission from the Managing Venturer of written authorities for expenditure. Any such authority for expenditure submitted by the Managing Venturer shall be returned to the Managing Venturer within thirty (30) days after receipt thereof (or within such other period of time as is specified by the Venturers). On all matters requiring a vote hereunder, an affirmative vote of at least a simple majority of the Ownership Interests shall be binding upon all Venturers, unless a different percentage is expressly provided for herein. For purposes of determining the voting hereunder, a Venturer's failure to respond shall be deemed to constitute an affirmative vote with respect to such matter being voted upon.

     4.3  Restrictions on Venturers.  Except with respect to authority delegated
          -------------------------
herein to the Managing Venturer, no Venturer, without the unanimous consent of the other Venturers obtained in accordance with the voting procedure above, may:

     (a) Sell, lease, exchange, abandon, encumber, or convey title to or grant options for sale of all or any portion of the Joint Venture property;

     (b) Borrow money, or incur any indebtedness or other obligation, or execute any contract therefor on behalf of the Joint Venture;

     (c) Assign, transfer, or pledge any debts to the Joint Venture or release any debts due except on payment in full;

     (d) Compromise any claims due in excess of Twenty Five Thousand Dollars ($25,000.00) to the Joint Venture or submit to arbitration any dispute or controversy involving the Joint Venture except any dispute or controversy covering this Agreement;

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

     (e) Modify the current structure of the Joint Venture through the addition and/or deletion of Venturers except as may be provided herein;

     (f)  Change the scope of the business activities of the Joint Venture.

     4.4  Accounting Records.  The Joint Venture accounting records shall be
          ------------------
maintained by the Managing Venturer at the principal place of business of the Managing Venturer or at such other place as selected by the Venturers and each Venturer shall, at all reasonable times, have access thereto. The Joint Venture's accounting records shall be identified separately from the Managing Venturer's non-Joint Venture accounting records. The Joint Venture shall keep its records in accordance with generally accepted accounting principles.

     4.5  Time Devoted to Joint Venture.  Each Venturer hereby agrees to devote
          -----------------------------
to the business of the Joint Venture time and attention as is reasonably required in order to pursue the Joint Venture's business. Each Venturer acknowledges its obligations to the other Venturers to conduct the Joint Venture for the benefit of the Joint Venture without regard to the effect that conduct may have on an individual Venturer's outside interests.

     4.6  Expenses.  The Joint Venture shall pay all of its costs, debts,
          --------
financing costs, expenses and liabilities of whatever kind or nature incurred in pursuit of its business operation.

     4.7  Managing Venturer.  The day-to-day managing and operation of the Joint
          -----------------
Venture, including the operation of the Joint Venture's properties, shall be the responsibility of the Managing Venturer, subject to the operating sub-contract agreements referred to in Article V. Western Gas Resources, Inc., is hereby designated as the Managing Venturer of the Joint Venture and shall act as operator in accordance with the provisions of this Agreement until either the removal or resignation as Managing Venturer, as provided below.

     4.8  Removal of Managing Venturer.  The Managing Venturer shall be subject
          ----------------------------
to removal from that position upon a vote of Venturers holding a majority of the Ownership Interests held by Venturers other than the then current Managing Venturer, which vote shall be taken and shall only occur upon the occurrence of one or more of the following events:

     (a) The Managing Venturer no longer retains an Ownership Interest in the Joint Venture;

     (b) Any material act of fraud or conversion is committed by the Managing Venturer;

     (c) The Managing Venturer fails or refuses to perform its covenants hereunder or materially breaches its duties and obligations specified in this Agreement; or,

     (d) The Managing Venturer becomes insolvent, files for bankruptcy or seeks a rearrangement or reorganization of its affairs under the Federal Bankruptcy Act.

     4.9  Resignation.  The Managing Venturer will have the right to resign its
          -----------
position upon providing ninety (90) days advance written notice to all of the other Venturers.

     4.10  Selection of Successor Managing Venturer.  In the event the Managing
           ----------------------------------------
Venturer resigns or is removed, pursuant hereto, then a new Managing Venturer shall be appointed based upon a vote of Venturers holding a majority of the Ownership Interests; provided, however, that if the selection of a successor Managing Venturer is due to the removal of the prior Managing Venturer, the removed Managing Venturer shall not be entitled to vote for itself as the successor Managing Venturer.

     4.11  Effectiveness of Resignation or Removal.  Upon the resignation or
           ---------------------------------------
removal of the then Managing Venturer, that Managing Venturer shall be released from its further duties and obligations as Managing Venturer four (4) months after notice of its removal or resignation, as provided above, or upon the date that a successor Managing Venturer is selected by the Venturers, whichever occurs first, however, the removed or resigned Managing Venturer will not be relieved of liability for its gross negligence or wilful misconduct as provided in Section 6.5.

                                   ARTICLE V
                                   OPERATIONS
                                   ----------

     5.1  Purpose.  The Joint Venture shall be operated hereunder, in accordance
          -------
with applicable laws and regulations, for the purposes consistent with the provisions of Section 1.4, above, consistent with sound economic, technical and operating practices and with the intent of generating the maximum profit and
return on investment to the Joint Venture.   The Venturers agree that the Joint
Venture shall be operated for the exclusive benefit of the Venturers without regard to the effect of those operations on any individual Venturer.

     5.2  Bidding on Assets.  The Venturers agree to submit single joint initial
          -----------------
and final bids for the purchase of the Assets. The bids shall be submitted in the name of the Joint Venture with full disclosure of the Joint Venturers.
Prior to the deadline for submission of initial and final bids, the Venturers shall meet and mutually agree to the joint bid purchase price to be tendered by the Joint Venture. If the Venturers are unable to agree upon a joint bid amount by the time specified above, then either party to this Agreement may terminate this Joint Venture and thereafter either party may pursue the acquisition of the Assets alone, but not with another party and shall have no obligation or responsibility to the other party regarding the Assets.

     5.3  Existing Agreements.  The Joint Venture shall be subject to all
          -------------------
existing joint operating agreements and other contracts affecting or pertaining to the Assets as of the date acquired.

     5.4  Responsibilities.  Subject to the operating subcontracts referred to
          ----------------
below, the Managing Venturer shall have exclusive control and management of the construction, operation, maintenance, alteration, and enlargement of the Joint Venture properties, subject to the limitations and restrictions set forth elsewhere in this Agreement and to the orders, directions, decisions and limitations given or imposed by the Venturers to the extent the Venturers's review and/or approval is required or permitted by the terms of this Agreement. The Managing Venturer shall conduct, or cause to be conducted, all operations hereunder in a good and workmanlike manner and shall have the right and duty to conduct the operations in accordance with its good faith judgment of what a prudent operator would do under the same or similar circumstances. The duties and responsibilities of the Managing Venturer shall be delegated to subcontractors as follows:

          a. Operations of the Wells shall be delegated to Redman Operating Company pursuant to the terms of the Operating Subcontract attached hereto as Exhibit A. Under that Operating Subcontract, Redman Operating Company will perform all duties and obligations of the Joint Venture as to those of the Wells in which the Joint Venture is the designated successor operator and shall have all rights thereunder. Redman Operating Company will continue as the subcontracting operator until replaced in accordance with the terms of the Operating Subcontract. Redman Operating Company's compensation for performing those duties shall be equal to the overhead payments specified in the operating agreement(s) pertaining to the Wells on which it is performing those duties and services. That Operating Subcontract shall expressly provide that Western Gas Resources, Inc., will have the right to bid contract production services for the Wells covered by the Operating Subcontract and that Redman Operating Company may award contracts for those services to Western Gas Resources, Inc., if those bids are competitive, at the discretion of Redman Operating Company.

          b. In the event that the Joint Venture acquires or assumes the operation of any gas processing, gas gathering, gas treating or related facilities, the Managing Venturer will delegate the actual operations thereof to Western Gas Resources, Inc., under an operating subcontract similar to that attached as Exhibit A, but modified to reflect the operation of those facilities rather than wells.

          c. In the event that the Joint Venture undertakes any seismic operations or activities, the Managing Venturer will delegate the actual operations thereof to DDD Energy, Inc., under an operating subcontract similar to that attached as Exhibit A, but modified to reflect the conduct of seismic operations rather than wells.

     5.5  Duties.  The Managing Venturer, except as limited elsewhere in this
          ------
Agreement, or except as delegated under the operating subcontracts referred to above, shall have the complete and exclusive charge of constructing and operating the Joint Venture and its properties and of all activities incidental or necessary or desirable thereto, including without limitation, the following:

     (a) Conduct the day to day construction and drilling activities of the Joint Venture, conduct the day to day operations of the Joint Venture;

     (b) Keep the Joint Venture free and clear of all liens and encumbrances on account of any claims arising out of operations hereunder; Managing Venturer shall hold each Venturer harmless from any lien or encumbrance on itsexit interest in the Joint Venture resulting from the failure of Managing Venturer to pay, liquidate and discharge all claims, obligations and charges attributable thereto for which each Venturer has theretofore paid to Managing Venturer that Venturer's proportionate share;

     (c) Cause the appropriate operating subcontractor to make all reports required to be made by the Joint Venture to any governmental body, state or federal, in connection with the Joint Venture or its operations; make all internal reports to the Venturers, as required by this Agreement and/or as required from time to time by the Venturers, pertaining to the operation and business activities of the Joint Venture;

     (d) Call meetings of the Venturers at those times as it deems necessary, but at least once each twelve (12) months; provided, any Venturer may require the Managing Venturer to call a special meeting of the Venturers if that Venturer deems appropriate;

     (e) Promptly pay and discharge all costs and expenses incurred in connection with the construction and operation of the Joint Venture or, pursuant to this Agreement, out of Joint Venture funds, and to take advantage of trade discounts, tax exemptions and items of a similar nature where available;

     (f) Keep an accurate and itemized record of each Venturer's account and of all operations of the Joint Venture, and report all expenditures made or incurred; and extend to each Venturer, upon ten (10) days written notice, hereto the right and opportunity to examine and inspect all books and records relating to operations of the Managing Venturer in connection with the Joint Venture during regular business hours; these records shall be maintained by the Managing Venturer for a period of three (3) years following the calendar year to which they apply;

     (g) Furnish Venturers a monthly accounting of the Joint Venture within forty-five (45) days following the end of the month for which the statement applied.

     5.6  Activities Requiring Approval.  The Managing Venturer shall not,
          -----------------------------
without the prior approval of the Venturers, incur any of the following expenditures or perform any of the following acts:

     (a) Exceed total approved expenditures by more than fifteen percent (15%);

     (b) Sell, or otherwise dispose of any materials, equipment or other property of the Joint Venture; provided, however, that Managing Venturer shall be authorized, in the ordinary course of business, to sell or dispose of materials, equipment or other Joint Venture property having an original cost of less than Twenty Five Thousand Dollars ($25,000.00);

     (c) Incur any single operation and maintenance expenditure, not itemized in the budget, in excess of Twenty Five Thousand Dollars ($25,000.00);

     (d) The payment in excess of Twenty Five Thousand Dollars ($25,000.00) over and above any applicable insurance coverage and proceeds, in settlement or satisfaction of any claims for injury to or death of person, or for the loss of or damage to property and institution or defense of litigation involving the ownership, or arising out of the operation, of the Joint Venture; sums paid in such settlement or satisfaction shall be charged as expenses and paid by the Venturers in the proportion of their Ownership Interest;

     (e) The making of any substantial long-term or permanent modification in the basic method of operating all or any portion of the Joint Venture, including the abandonment of any portion thereof;

     (f) The Venturers, at any time or from time to time, may modify, by unanimous agreement, the above list of approval requirements so as to delegate a lesser or greater level of authority to the Managing Venturer.

     5.7  Distributions and Billings.  (a)  The Managing Venturer shall have the
          --------------------------
right to establish a "Working Fund Account" for the purposes of providing funding to discharge expenses associated with the operation of the Joint Venture. The amount to be retained as the Working Fund Account shall be determined, from time to time, by the Venturers in accordance with the voting procedures, but shall in any event be in an amount sufficient to provide for one hundred fifty percent (150%) of one month's average day-to-day operating expenses, which shall be used to meet shortfalls between collection of receivables and expenditure of payables for Joint Venture expenses. Each Venturer, including the Managing Venturer, shall contribute its proportionate share of the Working Fund Account based on its respective Ownership Interest and such monies shall be deposited in the Joint Venture bank account.

     (b) Within thirty (30) days (or within such other period of time as is specified by the Venturers) after any Venturer proposes any capital or extraordinary expenditure (which proposal shall include an authority for expenditure detailing the proposed capital expenditures, appropriate incremental operating costs and anticipated return), each Venturer shall notify the Managing Venturer as to its approval or disapproval of that expenditure.

          (i) If all Venturers approve such expenditure, each Venturer shall contribute to the Joint Venture, on an "as needed" or "progress" basis, its proportionate share of that expenditure, based on its respective Ownership Interest. The Managing Venturer shall submit, on a monthly basis, its proportionate share of that expenditure based on its respective Ownership Interest. The Managing Venturer shall submit, on a monthly basis, to each Venturer, in writing, a capital cash contribution request detailing the cash required by project name and authority for expenditure number, less the amount of any then accrued yet undistributed Venturer cash distributions (which undistributed cash distributions shall be retained and applied to the expenditure). Within fifteen (15) working days after receipt of the capital cash contribution request, each Venturer shall make payment to the Managing Venturer. The Managing Venturer shall have the option to request capital cash contributions on the basis of (1) actual amounts for invoices received by the Managing Venturer and/or (2) projected amounts for invoices anticipated to be received by the Managing Venturer in the following month. The capital cash contributions paid by each Venturer, including the Managing Venturer, which relate to projected amounts for invoices anticipated to be received by the Managing Venturer in the following month shall be deposited in the Joint Venture bank account until such time as the actual invoices are received by the Managing Venturer.

          (ii) If less than all Venturers approve the expenditure and the consenting Venturer(s) proceed with the expenditure, then the Managing Venturer, nevertheless, shall proceed to make that expenditure for the Joint Venture under the terms of this Agreement, as specified in this Paragraph (ii). Upon making that expenditure, it is specifically provided that all income (being gross income, less the appropriate incremental expenses allocated to that project) to the Joint Venture arising from operations in connection with that expenditure shall accrue to, be allocated to, and be distributed to the Venturers who participated in and made the expenditure (which shall be deemed a special allocation for tax purposes) until those Venturers have recovered three hundred percent (300%) of that expenditure; at which time, all Venturers will share in any subsequent income in accordance with each Venturer's respective interest. Managing Venturer will establish and maintain proper accounts to implement the provisions of this paragraph, and shall furnish monthly statements of those accounts to the Venturers.

     (c) All revenues attributable to any of the operations or activities of the Joint Venture shall be initially received by the Managing Venturer. The Managing Venturer shall, from those revenues, first discharge all accounts payable and other obligations of the Joint Venture then due prior to making any distributions to the Venturers hereunder.

     (d) In the event that, during any month, the revenues attributable to the operations and activities of the Joint Venture are insufficient to discharge all accounts payable and other obligations of the Joint Venture then due, the Managing Venturer shall makeup the shortfall on behalf of the Venturers and at its sole discretion then may either (i) deduct and retain each Venturer's share thereof (based on its Ownership Interest) from the amounts that would otherwise be distributed to that Venturer and/or (ii) bill each Venturer for its proportionate share (based on its Ownership Interest) of the shortfall. Within thirty (30) days after it receives any such bill, each Venturer shall pay to the Managing Venturer, in the manner specified by the Managing Venturer, its proportionate share of the shortfall (based on the Venturer's Ownership Interest). If any Venturer does not pay that bill within the time specified in the immediately preceding sentence, then, in addition to the other rights of the Managing Venturer, (i) the unpaid amount shall bear interest monthly at the lesser of the prime rate as published in the Wall Street Journal on the first day of the month in which the delinquency occurs, plus one percentage point, but not to exceed the maximum contract rate permitted by applicable usury laws in the State of Texas; or (ii) the Managing Venturer may bill each of the other Venturers for their respective share (based on the ratios that the Ownership

Interests of the other Venturers bear to each other) of the delinquent amount and, when the delinquent amount is ultimately paid by the delinquent Venturer, the Managing Venturer shall credit the account of each of the other Venturers with the portion of the delinquent amount each has paid, along with any interest attributable to that portion.

     (e) Payment of any bill shall not prejudice the right of any Venturer to protest or question the correctness thereof; provided, however, that all bills rendered to the Venturers by the Managing Venturer, pursuant to this subsection, during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of the calendar year, unless within such 24-month period a Venturer takes written exception thereto and makes a claim on the Managing Venturer for adjustment.

     5.8  Marketing of Joint Venture Products.  The Managing Venturer shall have
          ------------------------------------
the exclusive right to market all products owned by or acquired by the Joint Venture, including, without limitation, all gas and residue gas, all liquid hydrocarbons and condensate and all sulfur. All proceeds received for the sale of those products shall be received by the Managing Venturer for the benefit of the Joint Venture to be applied and distributed as otherwise provided in this Agreement.

     5.9  Bank Accounts.  All monies of the Joint Venture shall be deposited in,
          -------------
and the Joint Venture business transacted from the independent Joint Venture bank account(s) as determined by the mutual agreement of the Venturers, which account(s) shall be established to permit transactions only by the Managing Venturer.

                                   ARTICLE VI
                         INSURANCE, TAXES AND ROYALTIES
                         ------------------------------

     6.1  Insurance Coverage.  The Managing Venturer shall, at all times during
          ------------------
the term of this Agreement for the protection of the Venturers, carry insurance with insurance companies authorized to do business in the State of Texas in amounts not less than the following, which shall be in addition to any coverages required under the terms of the applicable operating subcontracts:

     (a) Worker's Compensation Insurance as required by laws and regulations applicable to and covering employees of the Managing Venturer engaged in the performance of the work under this Agreement;

     (b) Employer's Liability Insurance protecting the Managing Venturer against common law liability in the absence of the statutory liability for employee bodily injury arising out of the master-servant relationship with a limit of not less than Five Hundred Thousand Dollars ($500,000.00);

     (c) General Liability Insurance, including bodily injury, property damage, contractual liability, underground resource damage, explosions and saline contamination, with limits of One Million Dollars ($1,000,000.00), each occurrence/aggregate;

     (d) Automobile Liability Insurance, including non-owned and hired vehicle coverage with limits of One Million Dollars ($1,000,000.00);

     (e) An umbrella policy with limits of One Million Dollars ($1,000,000.00) for each occurrence and Ten Million Dollars ($10,000,000.00) in the aggregate to the extent available at commercially reasonable rates;

     (f) A business interruption policy with contingent expense coverage for each occurrence in the amount of $6,000,000.00.

     (g) Subject to the annual approval of the Venturers, the Managing Venturer may request modification of the above insurance coverages and/or addition of such other insurance, including, but not limited to physical damage and excess liability coverages, as the Managing Venturer deems advisable or necessary; in the event the Venturers cannot agree on such modifications and/or additional insurance coverage, then the coverage in Sections (a) through (e), above, shall continue to apply;

     (h) The cost of the above mentioned insurance shall be a cost of the Joint Venture to be apportioned for the account of each of the Venturers.

     6.2  Contractors and Subcontractors Coverage.  The Managing Venturer shall
          ---------------------------------------
require any contractor and subcontractor it may engage to comply at all times with applicable worker's compensation laws and to maintain, at all times, comprehensive general and automobile liability insurance with limits consistent with risk potential, and an umbrella liability policy with a minimum limit of $5,000,000 in the aggregate, or as otherwise specified in the applicable operating subcontract.

     6.3  Limitation on Claim Settlement.  Any claim arising out of the
          ------------------------------
operation or maintenance of the Joint Venture may be settled and discharged by the Managing Venturer, but no claim shall be settled by the Managing Venturer for an amount in excess of Twenty Five Thousand Dollars ($25,000.00), unless the Managing Venturer first obtains the prior approval of the proposed settlement from the Venturers.

     6.4  Expense of Litigation.  Unless covered by insurance, as set forth in
          ---------------------
this Agreement, any expense of handling and investigating litigation or claims resulting from operations under this Agreement in excess of Twenty-Five Thousand Dollars ($25,000.00) shall be subject to prior approval by the Venturers.

     6.5  Losses Due to Gross Negligence.  No Venturer shall be responsible for
          ------------------------------
any loss and associated costs or expenses caused by any other Venturer's gross negligence or willful misconduct.

     6.6  Taxes.  The Managing Venturer shall render, or cause the appropriate
          -----
operating subcontractor to render, for ad valorem tax purposes, all Joint Venture property subject to ad valorem taxes under existing laws or which may be made subject to taxation under future laws and shall pay, for the benefit and the account of the Venturers, all ad valorem taxes and any other taxes levied upon the Joint Venture.

     6.7  Royalties.  The Managing Venturer shall pay, or cause to be paid, all
          ---------
royalties due on production of the Joint Venture from the Wells.

                                  ARTICLE VII
                            PRIVILEGES OF VENTURERS
                            -----------------------

     7.1  Inspections.  Each Venturer and its representative, upon notification,
          -----------
shall have the right, at its own risk and expense, at all reasonable hours, to inspect the Joint Venture property.

     7.2  Audits.  Any Venturer may, upon written notice to the Managing
          ------
Venturer, cause an audit to be performed with respect to any aspect of Joint Venture activities. Such audit shall be performed at a time agreed upon by the Managing Venturer and the requesting Venturer (or, in the absence of an agreement, commencing within sixty (60) days after such written notice); provided, however, that in any event there shall be (i) no audits (covering the same subject matter) conducted more frequently than once each twelve (12) months; (ii) no audit may cover a period greater than twenty-four (24) consecutive months; and (iii) no audit may cover a period that has been subject to a prior audit. The costs and expenses incurred by any auditor conducting an audit shall not be charged to the Joint Venture account, but shall be borne and paid by the Venturer(s) participating in the audit. If so requested by an auditor, the Managing Venturer shall produce original documents, where available, for the auditor's use in conducting the audit.

                                  ARTICLE VIII
                            RESTRICTIONS ON TRANSFER
                            ------------------------

     8.1  Restrictions.  No Venturer may sell, exchange, assign, or otherwise
          ------------
dispose of (except as expressly permitted in this Agreement) all or any portion of its Ownership Interest in the Joint Venture or its right to receive its pro rata share of distributions of the Joint Venture; provided, however, a Venturer may assign and convey such interest and this Agreement to an

Affiliate, subsidiary, or parent company of such Venturer having given notice of same to the other Venturers. Any transfer or other disposition in violation of this Article shall be deemed null and void, and shall have no legal effect.

     8.2  Encumbrances by a Venturer.  Any Venturer hereunder shall have the
          --------------------------
right to pledge, mortgage, assign for security purposes or hypothecate all or any portion of its Ownership Interest in the Joint Venture.

     8.3  Bankruptcy of a Venturer.  If any Venturer shall take advantage of any
          ------------------------
bankruptcy or insolvency act, or if any insolvency petition shall be filed against any Venturer or final adjudication of any insolvency or bankruptcy entered thereon, or if any Venturer shall make an assignment for the benefit of its creditors, then within ninety (90) days after such adjudication or assignment, the remaining Venturer(s) shall have the option and right to purchase all or any part of such Venturer's interest in the Joint Venture at a price equal to the appraised value, obtained by a third party appraiser selected by mutual agreement of the Venturers, for such part as of the date of adjudication of bankruptcy or the date of assignment of creditors. Those Venturers exercising such option shall purchase the interest in the proportions in which their Ownership Interests then bear to each other. The Venturer's trustee in bankruptcy or other legal representative shall execute any documents as may be necessary to evidence and effect a transfer upon receipt of the purchase price. If the trustee or legal representative fails or refuses to execute the documents, then the other Venturer is authorized to execute the instruments of transfer in the name of, and on behalf of that Venturer, and for those purposes is given an irrevocable Power of Attorney to do any and all things, including the execution of all documents necessary to implement and carry out the foregoing. Purchase of all or a part of the bankrupt or insolvent Venturer's interest hereunder shall be consummated for cash within thirty (30) days after exercise of the option herein given, which option shall be exercised in writing.

     8.4  Third Party Offers.  Any Venturer desiring to dispose of all or any
          ------------------
portion of its Ownership Interest, hereinafter called the "Notifying Venturer" must first obtain a bona fide written purchase offer therefor and then give the other Venturers written notice of same (Notice of Intention) by certified or registered mail. That Notice of Intention shall state the Joint Venture interest intended to be disposed of, and the name and address of the intended transferee, the consideration and the manner of payment to govern the intended disposition. The other Venturers shall thereupon have forty-five (45) days from the date of mailing to:

     (a) At their option, individually exercise an option to purchase the Joint Venture interest referred to in the Notice of Intention; provided, however, if more than one Venturer elects to exercise its individual right to purchase, the electing Venturers shall purchase that Joint Venture interest in the proportions in which their Ownership Interests in the Joint Venture then bear to each other; or

     (b) By unanimous agreement of the Venturers, cause the Joint Venture to purchase that Joint Venture interest; or

     (c) Consent to that sale. In the event the Notifying Venturer has not received any written response within the 45-day period from the other Venturers, that failure to respond shall be deemed a consent to the sale.

     The election to exercise the option to purchase shall be made in writing and mailed by certified or registered mail to the Notifying Venturer. The option purchase price, terms, and the manner of payment shall be the same as indicated in the Notice of Intention of the Notifying Venturer. All of the offered interest must be purchased if the election under (a) and (b), above, is selected; the Venturers do not have the right to purchase only a portion thereof. Closing shall take place not later than ninety (90) days from the date of mailing of the Venturers' election to exercise the option to purchase.

     If no Venturer exercises the option, as provided herein, the Notifying Venturer may retain its interest or may, within five (5) months after the date of mailing of that Notice of Intention, dispose of its Joint Venture interest to the person, joint venture, association, trust or corporation for consideration and on the terms, all of which were stated in the Notice of Intention, but may not dispose of its interest to any person, joint venture association, trust, or corporation not stated in its Notice of Intention, nor on terms or at a price more favorable to the purchase than stated in this Notice of Intention.

     8.5  Buy-Sell Procedure.  Each Venturer shall have the right to offer to
          ------------------
purchase all or a portion of the interest in the Joint Venture of the other Venturers at any time. The Venturer desiring to buy out the others ("Offeror") shall exercise this right by giving written notice to the other Venturers ("Offeree(s)") of its intent to purchase all or a portion of the interest of the Offeree(s) at a purchase price as set forth in that notice, with final closing to occur not later than ninety (90) days from the date of the Notice. In the event that any of the Offeree(s) desires not to sell its interest to the Offeror on the terms specified in the Notice, that Offeree(s) shall have the right, but not the obligation, to acquire all of the Joint Venture interest of the Offeror at the purchase price, as stated in the Offeror's notice (adjusted forth proportionate interest owned). If more than one Offeree elects to purchase the Offeror's Joint Venture interest, their participation in that acquisition shall be proportional based on their Ownership Interests (or in such other proportions as are agreed upon by them). If the Offeree(s) does not close on the purchase of the Offeror's Joint Venture interest within 90 days after the date of the Offeror's notice, then the Offeror has the right, within 30 days thereafter to acquire all of the Joint Venture interest of the Offeree on the terms as set forth in the Offeror's notice.

                                   ARTICLE IX
                WAIVER OF PARTITION AND WITHDRAWAL OF A VENTURER
                ------------------------------------------------

     9.1  Waiver of Partition.  All Venturers specifically waive any direct or
          -------------------
indirect right they now have or may hereafter acquire to cause Joint Venture property which is now owned or hereafter acquired by the Venturers to be the subject of a partition suit.

     9.2  Withdrawal of a Venturer.  The withdrawal by a Venturer shall be
          ------------------------
considered a breach of this Agreement and shall subject the withdrawing Venturer to damages as provided in the Texas Uniform Limited Partnership Act, notwithstanding the fact that this Agreement does not create a limited partnership. Upon the effective date of the withdrawal, the withdrawing Venturer (1) shall no longer be considered to be a Venturer; (2) shall no longer have any rights to participate in the management or operations of the Joint Venture; and (3) shall have a zero percent (0%) share of the profits and losses for all purposes. Upon withdrawal, any amount distributable to such withdrawing Venturer after set-off for damages resulting from such breach, shall be paid to such Venturer as an Internal Revenue Code Section 736(a) guaranteed payment over ten (10) equal annual installments without interest.

                                   ARTICLE X
                          TERMINATION AND DISSOLUTION
                          ---------------------------

     10.1  Grounds for Dissolution.  In addition to any dissolution of the Joint
           -----------------------
Venture provided for in any other provisions of this Agreement, the Joint Venture shall be terminated and dissolved upon the happening of any of the following events:

     (a)  Expiration of the Joint Venture term, as set forth above;

     (b) The vote of Venturers holding more than seventy-five percent (75%) of the Ownership Interests to effect a dissolution, with that resolution fixing the date of termination and dissolution;

     (c) The bankruptcy or dissolution or other termination of existence of the Managing Venturer (unless the remaining Venturers elect to continue the Joint Venture as provided below).

     If, within thirty (30) days following any event described above, the remaining Venturers unanimously elect to continue the Joint Venture and a new Managing Venturer (which must be different than the Managing Venturer that is the subject of the event described in (c), above) is appointed based on a majority vote of such remaining Venturers, the Joint Venture shall not be dissolved but shall continue in accordance with the provisions of this Agreement, unless otherwise amended by mutual agreement of the surviving Venturers, with the new Managing Venturer.

     10.2  Termination of the Joint Venture.  If the Joint Venture is dissolved
           --------------------------------
or terminated pursuant to the provisions above, a liquidating agent shall be designated by the Venturers, and that liquidating agent shall immediately commence to conclude the Joint Venture's affairs and liquidate. The liquidating agent, on behalf of the Joint Venture, shall engage the services of an independent investment banking firm or other expert, to obtain the highest possible price for the assets of the Joint Venture. Any Venturer shall have the right during this period to also seek potential purchasers of the Joint Venture's assets. The Joint Venture's assets shall be distributed in payment of liabilities of the Joint Venture and to the Venturers in liquidation of the Joint Venture in the following order:

     (a) To creditors by the payment, or provision for payment, of the debts and liabilities of the Joint Venture (other than any loans or advances that may have been made by any of the Venturers to the Joint Venture) and the expenses of liquidation;

     (b) To the setting up of any reserves that the Venturers may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Joint Venture. Such reserves shall be paid over by the Venturers to a bank or other institutional escrow agent to be held in an interest bearing account for the purpose of ultimately disbursing such reserves in payment of the aforementioned contingencies, and at the expiration of that period as the Venturers may deem advisable, to distribute the balance in the manner provided in this Section, and in the order named herein;

     (c) To the payment to the Venturers of their respective capital accounts at the date of distribution; if any Venturer's Capital Account is negative, that Venturer shall make a capital contribution so as to restore its capital account balance to zero (0), which contribution shall be distributed to Joint Venture creditors or to Venturers with positive capital account balances in accordance with the terms of this Agreement;

     (d) The balance, if any, shall be divided among the Venturers in accordance with their Ownership Interests.

     10.3  Inadequate Assets.  Should the assets of the Joint Venture be
           -----------------
insufficient to satisfy its debts, expenses, and liabilities (other than return of capital and profit), then, and in that event, each Venturer shall forthwith remit its proportionate share of any deficiency in accordance with its Ownership Interest. That remittance must be made within thirty (30) days after receipt of written notification of the existence of that deficiency.

                                   ARTICLE XI
                            RESTRICTIONS ON PARTIES
                            -----------------------

     11.1  Other Business Activities.  Any Venturer may engage in other business
           -------------------------
activities of every nature and description, whether or not in competition with the Joint Venture (except for bidding on the Assets), and neither the Joint Venture nor any Venturer shall have any rights by virtue of this Agreement in and to the independent Venturer's activities, or the income or profits derived therefrom.

                                  ARTICLE XII
                                INDEMNIFICATION
                                ---------------

     12.1  Cross Indemnity.  Each Venturer agrees that it (the "Indemnifying
           ---------------
Venturer") shall indemnify each of the other Venturers against, and hold each of the other Venturers harmless from any claims, damages, actions, or expenses resulting from the Indemnifying Venturer's breach of this Agreement or the Indemnifying Venturer's breach of any agreement related to the Joint Venture, or resulting from the conduct of the Indemnifying Venturer.

                                  ARTICLE XIII
                                 MISCELLANEOUS
                                 -------------

     13.1  Benefits.  This Agreement shall be binding upon the parties and their
           --------
legal representatives, successors and assigns.

     13.2  Amendments.  This Agreement is subject to amendment only by a written
           ----------
statement executed by all the Venturers.

     13.3  Notices.  All notices, decisions, consents, waivers, directions,
           -------
requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the Venturer giving the same, and shall be deemed properly given when mailed, postage prepaid, certified return receipt requested, and addressed to the parties hereto at their addresses appearing on the signatory pages. Each Venturer, by written notice to all other Venturers, may specify any other address for the receipt of such instrument or communication.

     13.4  Integration.  This Agreement embodies the entire agreement and
           -----------
understanding among the Venturers and supersedes all prior agreements and understandings.

     13.5  Applicable Law.  This Agreement and the rights of the Venturers shall
           --------------
be governed by and construed and enforced in accordance with the laws of the State of Texas.

     13.6  Severability.  In case any one or more of the provisions contained in
           ------------
this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

     13.7  Headnotes.  Headnotes are used merely for reference purposes and do
           ---------
not affect context in any manner.

     13.8  Gender.  Wherever applicable, the pronouns designating the masculine
           ------
or neuter gender shall equally apply to the feminine, neuter and masculine genders. Furthermore, whenever applicable within this Agreement, the singular shall include the plural.

     13.9   Time of the Essence.  Any and all activities of the Venturers
            -------------------
governed by the terms of his Agreement shall be accomplished with the utmost expediency by the parties hereto.

     IN WITNESS WHEREOF, the undersigned, being all of the Venturers of this Joint Venture have executed this Agreement as of the day and year first above written.

ATTEST:                REDMAN ENERGY CORPORATION


___________________    By:___________________________________

                       Title:________________________________

                       Address:  ____________________________
                                 ____________________________
                       Notices to the attention of:
                       J. Jeff Voncannon

ATTEST:                DDD ENERGY, INC.


___________________    By:___________________________________

                       Title:________________________________

                       Address:  ____________________________
                                 ____________________________
                       Notices to the attention of:
                       Horace A. Calvert

ATTEST:                WESTERN GAS RESOURCES, INC.


___________________    By:___________________________________

                       Title:________________________________

                       Address:  ____________________________
                                 ____________________________
                       Notices to the attention of:
                       Gary W. Davis


                                    GUARANTY

     By execution below, Seitel, Inc., hereby unconditionally and absolutely guaranties the timely and full performance of all obligations and indemnification of all liabilities of DDD Energy, Inc., under the terms and provisions of this Joint Venture Agreement. This guaranty shall not be affected by the insolvency or bankruptcy of DDD Energy, Inc.

ATTEST:                  SEITEL, INC.

_____________________    By:__________________________

                                   EXHIBIT A
                        OPERATING SUBCONTRACT AGREEMENT

     THIS AGREEMENT, dated _______________________, 1994, is by and between REDMAN-SMACKOVER JOINT VENTURE, hereinafter referred to as "Owner", and Redman Operating Company, hereinafter referred to as "Operator".

     NOW THEREFORE in consideration of the mutual covenants and agreements set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following words and terms shall have the meanings here ascribed to them:

     1.  AFE means a document prepared by Owner or Operator which indicates the
         ---
cost and describes work to be performed.

     2.  Authorized Expenses means expenses set forth in an approved AFE or
         -------------------
expenses authorized under Paragraph 3.3, hereof.

     3.  Year means a Calendar Year.
         ----

     4.  Wells means the wells described on Exhibit A, attached hereto and made
         -----
a part hereof, as to which Owner is the designated operator under the Operating Agreement(s).

     5.  Month means a calendar month.
         -----

     6.  Working Interest Owners means all interest Owners in the Well.
         -----------------------

     7.  Contract Fee means the amount Owner shall pay to Operator as
         ------------
consideration for services rendered by Operator.

     8.  Operating Agreement(s) means those certain operating agreements
         ----------------------
pertaining to the Wells and which are further described on Exhibit B, attached hereto and made a part hereof.

                                   ARTICLE II
                                      TERM
                                      ----

     2.1 The term of this Agreement shall end upon the earlier of (i) the date Owner is no longer the designated Operator under the Operating Agreement, (ii) the termination of the Operating Agreement(s), or (iii) upon a majority vote of the joint venturers in the Redman-Smackover Joint Venture, based upon those joint venturers' Ownership Interest.

                                  ARTICLE III
                         OPERATOR'S DUTIES AND SERVICES
                         ------------------------------

     3.1 Operator agrees that, it will for the benefit of Owner, perform all duties, obligations and responsibilities designated as those of the Operator under the Operating Agreement(s).

     3.2  Employees.  Operator shall be an independent contractor and the number
          ---------
of employees used by Operator in performing services hereunder, their selection, the hours of labor, and their compensation for services performed shall be determined solely by Operator, and all employees shall be employees of Operator and not of Owner.

     3.3  Responsibilities.  In addition to the duties, responsibilities and
          ----------------
obligations under 3.1, above, Operator shall provide the following services, on behalf of Owner:

     (a) Providing to Owner reports and information concerning the Wells, as specified by Owner herein and as may be requested in the future;

     (b) Supervisory services required for normal day-to-day operation of the Wells;

     (c) Providing recommendations and implementing procedures to reduce operating costs of the Field consistent with prudent and safe practices;

     (d) Preparation of AFE's for Wells workovers or mechanical repairs; and, Operator shall prepare an AFE and obtain Owner's approval for any single expenditure in excess of Fifteen Thousand Dollars ($15,000.00) before initiating work;

     (e) Obtaining written permission from Owner before proceeding to plug and/or abandon the Wells;

     (f) Operator shall prepare an Annual Budget setting forth estimated expenses to be incurred in the first Calendar Year, and each Calendar Year thereafter, no later than November 15 prior to the relevant Calendar Year;

     (g) In arranging for contract production services for the Wells, Operator agrees that Western Gas Resources, Inc., (Western) shall have the right to submit bids to perform and provide those services and Operator may award contracts for those services to Western Gas Resources, Inc., if those bids are competitive, at the discretion of Operator;

     (h) Operator shall not make any proposals to other working interest owners in the Wells for work or activities which would require the approval of Owner hereunder without first obtaining that approval of Owner;

     (i) Operator shall timely prepare and file all requisite reports or filings required by the Texas Railroad Commission or by other regulatory or governmental authorities and shall furnish copies of all of those filings to Owner promptly after filing;

     (j) Operator will timely invoice all other working interest owners for their proportionate share of all expenses authorized under the Operating Agreement(s) and shall diligently pursue collection of all invoice amounts.

     3.4  Standard of Care.  Operator shall perform the services in a safe,
          ----------------
proper and workmanlike manner with that degree of diligence and prudence which would be reasonably and ordinarily exercised by experienced Operators engaged in a similar activity under similar circumstances and conditions. Operator shall do, or cause to be done, all acts and things within its control as may be reasonably necessary to maintain the Wells in compliance with the requirements of applicable federal, state, regional and local laws, rules and regulations.

     3.5  Indemnification.  Operator shall protect, indemnify, defend and save
          ---------------
harmless Owner, its respective officers, employees, shareholders, agents, successors and assigns from and against any and all liabilities, claims, demands, expenses, actions and causes of action of every kind and character (including reasonable attorney fees associated therewith) of Operator's officers, employees and agents and the officers, employees and agents of Operator's subcontractors, if any, because of personal injury, disease or bodily injury (including death at any time resulting therefrom) and for damage to or destruction of their property growing out of or incident to or resulting from the performance of any of the services covered by this Agreement by Operator, its officers, employees, agents or subcontractors, except to the extent any such personal or bodily injury, disease, death or property damage is shown to have been caused by or arisen out of the negligence, willful misconduct or non-compliance with industry standards by Owner, its respective officers, employees or agents.

     Owner shall protect, indemnify, defend, and save harmless Operator, its officers, employees and agents from and against any and all liabilities, claims, demands, expenses, actions and causes of action of every kind and character (including reasonable attorney fees associated therewith) of Owner's officers, employees and agents and the officers, employees and agents of Owner's third party Operators, if any, because of personal injury, disease or bodily injury (including death at any time resulting therefrom) and for damage to or destruction of their property growing out of or incident to or resulting from the performance of any of the services covered by this Agreement by Operator, its officers, employees, agents or subcontractors, except to the extent any such personal or bodily injury, disease, death or property damage is shown to have been caused by or arisen out of the negligence, willful misconduct or noncompliance with industry standards by Operator, its respective officers, employees or agents.

     3.6  Insurance.  At all times during the term of this Agreement, Operator
          ---------
shall maintain, at Operator's cost, the following insurance with companies satisfactory to Owner:

     (a) Worker's Compensation Insurance as required by laws and regulations applicable to and covering employees of the Operator engaged in the performance of the work under this Agreement;

     (b) Employer's Liability Insurance protecting the Operator against common law liability in the absence of the statutory liability for employee bodily injury arising out of the master-servant relationship with a limit of not less than Five Hundred Thousand Dollars ($500,000.00);

     (c) General Liability Insurance, including bodily injury, property damage, contractual liability, underground resource or equipment damage, explosions and saline contamination, with limits of One Million Dollars ($1,000,000.00), each occurrence/aggregate;

     (d) Automobile Liability Insurance, including non-owned and hired vehicle coverage with limits of One Million Dollars ($1,000,000.00);

     (e) An umbrella policy with limits of One Million Dollars ($1,000,000.00) for each occurrence and Five Million Dollars ($5,000,000.00) in the aggregate to the extent available at commercially reasonable rates;

     (f) Subject to the annual approval of the Owner, the Operator may request modification of the above insurance coverages and/or addition of such other insurance, including, but not limited to physical damage and excess liability coverages, as the Operator deems advisable or necessary; in the event the Venturers cannot agree on such modifications and/or additional insurance coverage, then the coverage in Sections (a) through (e), above, shall continue to apply;

     (g) The policies specified above, and any insurance Operator carries shall be endorsed to include a waiver of subrogation in favor of Owner and shall include Owner as an additional insured.

     (h) Operator shall require any contractor and subcontractor it may engage to comply at all times with applicable worker's compensation laws and to maintain, at all times, comprehensive general and automobile liability insurance with limits consistent with risk potential, and an umbrella liability policy with a minimum limit of $1,000,000 in the aggregate.

     3.7  Taxes.  Owner shall escrow all production, ad valorem and similar
          -----
taxes accruing with respect to the Wells and will timely render the Wells for tax purposes and pay the appropriate tax liability on the Wells.

                                   ARTICLE IV
                                  CONTRACT FEE
                                  ------------

     4.1  Contract Fee.  As consideration for the services rendered by Operator
          ------------
hereunder, Owner shall pay to Operator the fees received by Owner as the designated operator under the Operating Agreement(s).

                                   ARTICLE V
                             ACCOUNTING PROCEDURES
                             ---------------------

     5.1  Accounting.  Operator will provide all necessary financial accounting
          ----------
for the Wells. Operator's responsibility shall be to receive, approve or disapprove, and pay all Wells invoices promptly. Operator shall provide, on a timely basis, any and all information requested by Owner in order to assist Owner in its accounting, including its monthly invoice for services, direct operating expenses and joint interest statements.

     5.2  Audits.  Owner shall have the right, at reasonable times, and after
          ------
reasonable advance notice, to audit the accounts and records of Operator relating to expenditures made for the Wells, provided that any audits, or audits relating to any Contract Year, must be conducted within that Contract Year or in the twenty-four (24) month period immediately thereafter, and no audit may include any time period subject to a previous audit. The cost of any audit or audits shall be borne solely by Owner.


                                   ARTICLE VI
                                    REPORTS
                                    -------

     6.1  Reports.  Operator shall provide to Owner, by the 15th day of each
          -------
month, a report for the preceding month that includes a detailed daily summary of Wells operations. The report shall identify and highlight any significant changes in the Wells characteristics. Daily detailed reports of any workovers or major equipment expenditures or installations, or any other significant items shall be sent to the Owner by facsimile each day for the previous 24 hours activities.

                                  ARTICLE VII
                          RELATIONSHIP OF THE PARTIES
                          ---------------------------

     7.1 It is the intent of the parties that Operator shall be an independent Operator in its activities hereunder.

                                  ARTICLE VIII
                                     LIENS
                                     -----

     8.1 Operator herewith agrees to hold Owner harmless and to indemnify Owner against liability for all liens or claims by whomsoever filed and arising in connection with Operator's performance or nonperformance of its obligations hereunder.

                                   ARTICLE IX
                                    NOTICES
                                    -------

     9.1 Notices and statements provided to be given hereunder shall be deemed sufficiently given and served if deposited in the United States mail, postage prepaid, and addressed to the respective parties or their designees at the address and facsimile number below, or as they designate in writing to the other:

Operator:
Redman Operating Company
50 Briar Hollow Ln. W., 6th Floor
Houston, Texas 77027
Fax: (713) 963-9701
Attention: Rex A. Bigler

Owner:
Redman-Smackover Joint Venture
c/o Western Gas Resources, Inc., Managing Venturer
12200 N. Pecos Street
Denver, Colorado
Fax: (303) 450-6927
Attention: Jeff Jones

                                   ARTICLE X
                                   ASSIGNMENT
                                   ----------

     10.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and assigns; provided, however, that neither party may assign its rights under this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                                   ARTICLE XI
                            TERMINATION OF AGREEMENT
                            ------------------------

     11.1   Owner reserves the right to terminate this Agreement at any time if:

     (a) Operator becomes insolvent, bankrupt or is placed in receivership; or

     (b) Operator materially fails to perform its duties hereunder; which failure continues for a period of thirty (30) days following written notice of that failure from Owner to Operator.


                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     12.1 The validity and interpretation of this Agreement shall be governed by the laws of the State of Texas.

     12.2 Failure or delay by either party in exercising any right or power under this Agreement shall not operate as a waiver of that right or power.

     12.3 This Agreement is the entire Agreement between the parties as to its subject matter, and there are no other contracts, oral or written, as to that subject matter, expressed or implied. This Agreement may be modified only in writing signed by both parties.


     IN WITNESS WHEREOF, the parties hereto have subscribed their names effective as of the day and year first above written.

                            Operator:
ATTEST:                     REDMAN OPERATING COMPANY


________________________    By:_____________________________


ATTEST:                     Owner:
                            REDMAN-SMACKOVER JOINT VENTURE
                            By:  Western Gas Resources, Inc.,
                                 its Managing Venturer

________________________    By:______________________________


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